                                                                    EXHIBIT 23.2


                                 ACCOUNTANT'S CONSENT

To the Stockholders and Board of Directors of Tasty Fries, Inc.

We consent to the use of our Independent Auditor's Report dated March 31, 1998, and accompanying financial statements of Tasty Fries, Inc. for the years ended January 31, 1998 and 1997. The Report will be included in the Form S-8 which is to be filed with the Securities and Exchange Commission for Tasty Fries, Inc.

SCHIFFMAN HUGHES BROWN
Certified Public Accountants
Blue Bell, Pennsylvania
January 15, 1999